UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2014

MATTEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former Name or Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Mattel, Inc. (“Mattel”) was held on May 16, 2014.

All of the nominees for director listed in Proposal 1 in the proxy statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
Michael J. Dolan	276,536,101	1,241,339	832,786	21,834,405
Trevor A. Edwards	275,691,352	2,076,416	842,458	21,834,405
Dr. Frances D. Fergusson	276,061,073	1,712,688	836,465	21,834,405
Dominic Ng	277,434,664	335,211	840,351	21,834,405
Vasant M. Prabhu	277,444,239	318,037	847,950	21,834,405
Dr. Andrea L. Rich	269,820,390	7,788,815	1,001,021	21,834,405
Dean A. Scarborough	277,430,560	341,325	838,341	21,834,405
Christopher A. Sinclair	269,268,677	8,337,061	1,004,488	21,834,405
Bryan G. Stockton	268,249,672	8,676,595	1,683,959	21,834,405
Dirk Van de Put	277,419,782	345,093	845,351	21,834,405
Kathy White Loyd	269,705,012	7,902,383	1,002,831	21,834,405

Proposal 2, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
270,887,219	6,097,444	1,625,563	21,834,405

Proposal 3, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2014, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
295,618,442	3,867,525	958,664	N/A

Proposal 4, a stockholder proposal regarding an independent Board Chairman was not approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
84,778,390	192,808,381	1,023,455	21,834,405

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 21, 2014	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary